UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction	(Commission File	(IRS Employer Identification
of incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant’s telephone number, including area code

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

The Board of Directors of Nord Resources Corporation (the “Corporation”) has appointed John T. Perry as Chief Executive Officer and President, and Erland A. Anderson as Executive Vice President and Chief Operating Officer, each effective as of April 23, 2007. Mr. Perry continues to serve as the Corporation’s Chief Financial Officer, Secretary and Treasurer until a suitable candidate to fill those positions can be found.

As a result of the foregoing changes, the following persons comprise the current officers of the Corporation:

Name	Age	Current Office with Nord Resources Corporation
Ronald A. Hirsch	63	Chairman of the Board
John T. Perry	41	President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
Erland A. Anderson	63	Executive Vice President and Chief Operating Officer

The Corporation’s officers are appointed annually by the Board of Directors.

The following is a description of the respective business backgrounds of Mr. Perry and Mr. Anderson:

John T. Perry. Mr. Perry was appointed Chief Executive Officer and President of the Corporation effective April 23, 2007. Mr. Perry has served as the Corporation’s Senior Vice President and Chief Financial Officer since April 1, 2005, and as the Corporation’s Secretary and Treasurer since September 2005. Mr. Perry has over 17 years (1989 to present) of mining and metals industry experience. Before joining the Corporation, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including: Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003; President, BHP Copper, Inc. from August 1999 to August 2002; and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as a Master of Business Administration degree from the University of Arizona.

Erland A. Anderson. Mr. Anderson was reappointed Executive Vice President and Chief Operating Officer effective April 23, 2007. Mr. Anderson had previously served the Corporation in these positions from February 15, 2006 until August 21, 2006, when he was appointed as the Corporation’s interim President and Chief Executive Officer to fill the vacancies created by the resignation of the Corporation’s previous President and Chief Executive Officer. He has been involved with the Corporation continuously since 1999, having served as the President and a director from October 2003 until February 15, 2006, as Vice President from December 30, 2002 to October 2003, and as Operations Manager from June 1999 to December 30, 2002. Mr. Anderson has over 35 years operational experience in the mining industry. From 1994 to 1999, he was North American Operations Manager for Nord Pacific Limited. Prior to 1994, Mr. Anderson was Vice President of Minera Roca Roja, S.A. de C.V., Walhalla Mining Company and Keweenaw Copper Company. He was also Director of Technical Services for St. Joe Minerals Corporation, where he was employed for 14 years and had responsibility for mine planning and technical services. Mr. Anderson holds a degree in Civil Engineering Technology from Michigan Technological University and is a member of the Society for Mining, Metallurgy, and Exploration of the American Institute of Mining, Metallurgical, and Petroleum Engineers.

Executive Employment Agreements

Mr. Perry and Mr. Anderson are currently serving in their new positions under their existing employment agreements. The existing employment agreements between the Corporation and each of Mr. Perry and Mr. Anderson are summarized in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

Date: April 27, 2007	By:	/s/ John T. Perry
John T. Perry
President, Chief Executive Officer,
Chief Financial Officer, Secretary and Treasurer